EXHIBIT 99.1

Contacts:	Tom Hornish	Brad Edwards
	Chief Operating Officer	Brainerd Communicators, Inc.
	951.699.6991, ext. 104	212.986.6667
	thornish@outdoorchannel.com	edwards@braincomm.com
OUTDOOR CHANNEL HOLDINGS REPORTS STRONG 2008 FINANCIAL RESULTS
Announces $10 Million Stock Repurchase Program
TEMECULA, Calif. – February 26, 2009 – Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today reported increases in total revenues of 22.5 percent and 15.3 percent, respectively, for the three- and twelve-month periods ended December 31, 2008.
Total revenues from continuing operations amounted to $14.4 million for the 2008 fourth quarter, compared with $11.7 million in the corresponding period a year ago. For full year 2008, total revenues from continuing operations equaled $54.1 million, compared with $46.9 million in the prior year.
Advertising revenue for the 2008 fourth quarter rose 21.0 percent to $10.0 million from $8.2 million in the prior-year period. For full year 2008, advertising sales rose 25.4 percent to $36.6 million from $29.1 million in the prior year.
Subscriber fees totaled $4.4 million for the fourth quarter of 2008, an increase of 26.3% compared to subscriber fees of $3.5 million in the prior-year period reflecting an increase in paying subscribers as well as increases in subscriber fee rates. For full year 2008, subscriber fees totaled $17.5 million which was down $0.3 million compared to subscriber fees for the prior year. The company attributed the slight decline in full year subscriber fees to the successful completion of carriage negotiations with the majority of its distributors during the preceding year.
“In 2008, we successfully executed our strategic plan and further solidified our leadership position in outdoor TV,” said Roger L. Werner, President and Chief Executive Officer. “Our strategic investments in programming, marketing and sales resulted in record ratings increases and double digit advertising growth for the fourth quarter and full year. In addition, we made considerable progress in implementing our digital strategy as well as maximizing our distribution relationships. Looking ahead, the overall economic climate remains challenging and our overall growth rate has moderated in the current quarter. However, we continue to deliver a highly targeted and loyal viewing audience, our online presence is growing and we have maintained strong relationships with our advertisers. We are also taking steps to further increase efficiencies across our operations and we remain committed to maintaining a strong balance sheet. We closed the quarter with over $60 million in cash and no long-term debt. We believe our long-term outlook is very promising and we are well positioned to benefit as the economy recovers. Our stock repurchase program reflects our confidence in our business and our commitment to generating value for our shareholders.”
Outdoor Channel Holdings posted net income of $0.5 million, or $0.02 per diluted share, for the 2008 fourth quarter, compared with a net loss of $1.6 million, or ($0.06) per diluted share, in the prior-year period. For full year 2008, the company posted net income of $2.4 million, or $0.09 per share, compared to a net loss of $1.9 million, or ($0.07) per share, for the prior year.

Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense, amounted to $3.9 million for the 2008 fourth quarter, compared with $1.5 million in the prior-year period. For full year 2008, EBITDA, adjusted for the effects of discontinued operations and share-based compensation expense, equaled $10.9 million, compared with $9.5 million for the prior year.
Stock Repurchase Program
The company also announced today that its board of directors has authorized a stock buyback program to repurchase up to an aggregate of $10.0 million of its issued and outstanding common shares. The stock repurchase plan will be effective March 3, 2009 through December 31, 2009.
The timing of stock buybacks and the number of shares of common stock to be repurchased will be made pursuant to a company 10b5-1 plan, and the repurchase program’s terms have been structured to comply with Rule 10b-18 under the Securities Exchange Act of 1934. The timing and extent of the repurchase will depend upon market conditions, applicable legal and contractual requirements, and other factors.
Investor Conference Call
Outdoor Channel Holdings’ management will host an investor conference call today, February 26, 2009, at 2 p.m. PST (5 p.m. EST) to review the company’s financials and operations for its 2008 fourth quarter and year ended December 31, 2008. Investment professionals are invited to participate in the live call by dialing 800-573-4752 (domestic) or 617-224-4324 (international) and using participant passcode 22697955. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the company’s Web site, www.outdoorchannel.com. For those who are not able to listen to the live broadcast, the call will be archived on the web site for one year. A telephonic playback of the conference call also will be available through 5 p.m. PST (8 p.m. EST), March 5, 2009, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 87661859.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV. The national network offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle. Outdoor Channel can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic new broadband website. For more information about the company or Outdoor Channel, please visit www.outdoorchannel.com.
Nielsen Media Research Universe Estimates for Outdoor Channel
Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 30.0 million cable and satellite subscribers for March 2009. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company’s U.S. GAAP information to EBITDA, adjusted for the effects of discontinued operations and share-based compensation expense is provided in the attached table.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) the company’s ability to grow the subscriber base of Outdoor Channel; (4) a change in Nielsen’s methodology of estimating the number of subscribers to Outdoor Channel, or an inaccuracy in Nielsen’s such estimated number; (5) a decrease in operating results from offering reduced subscriber fee rates, launch support fees and other incentives to grow the subscriber base; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Advertising	$9,968	$8,241	$36,562	$29,149
Subscriber fees	4,406	3,489	17,495	17,752

Total revenues	14,374	11,730	54,057	46,901

Cost of services:
Programming	1,770	1,189	6,903	5,814
Satellite transmission fees	398	635	1,971	2,504
Production and operations	1,415	1,365	5,892	4,740
Other direct costs	93	93	383	194

Total cost of services	3,676	3,282	15,149	13,252

Other expenses:
Advertising	724	1,072	3,317	5,160
Selling, general and administrative	6,963	7,740	28,305	29,265
Depreciation and amortization	543	672	2,447	2,665

Total other expenses	8,230	9,484	34,069	37,090

Income (loss) from operations	2,468	(1,036)	4,839	(3,441)

Interest and other income, net	121	883	1,521	3,280

Income (loss) from continuing operations before income taxes	2,589	(153)	6,360	(161)

Income tax provision	2,101	1,398	3,988	1,718

Income (loss) from continuing operations	488	(1,551)	2,372	(1,879)

Income (loss) from discontinued operations, net of tax	—	(28)	—	1

Net income (loss)	$488	$(1,579)	$2,372	$(1,878)

Basic earnings (loss) per common share data:
From continuing operations	$0.02	$(0.06)	$0.09	$(0.07)

From discontinued operations	$—	$—	$—	$—

Basic earnings per common share	$0.02	$(0.06)	$0.09	$(0.07)

Diluted earnings (loss) per common share data:
From continuing operations	$0.02	$(0.06)	$0.09	$(0.07)

From discontinued operations	$—	$—	$—	$—

Diluted earnings per common share	$0.02	$(0.06)	$0.09	$(0.07)

Weighted average number of common shares outstanding:
Basic	24,378	26,526	25,369	26,027

Diluted	25,336	26,526	26,086	26,027

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2008	2007
Assets

Current assets:
Cash and cash equivalents	$60,257	$25,260
Investment in available-for-sale securities	—	46,155
Accounts receivable, net of allowance for doubtful accounts	9,448	8,299
Other current assets	6,854	5,626

Total current assets	76,559	85,340

Property, plant and equipment, net	10,042	11,632
Goodwill and amortizable intangible assets, net	43,302	43,473
Investment in auction-rate securities	6,456	—
Deferred tax assets, net	4,949	9,326
Deposits and other assets	1,646	1,930

Totals	$142,954	$151,701

Liabilities and Stockholders’ Equity

Current liabilities	$6,309	$4,833
Long-term liabilities	236	291

Total liabilities	6,545	5,124

Total stockholders’ equity	136,409	146,577

Totals	$142,954	$151,701

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Operating activities:
Net income (loss)	$488	$(1,579)	$2,372	$(1,878)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations	—	28	—	(1)
Depreciation and amortization	543	672	2,447	2,665
Amortization of subscriber acquisition fees	122	123	489	489
Loss (gain) on sale of equipment	(5)	1	36	—
Gain on sale of available-for-sale and auction-rate securities	—	—	(75)	—
Other-than-temporary impairment on auction-rate securities	—	—	336	—
Provision for doubtful accounts	120	119	709	219
Share-based employee and service provider compensation	901	1,868	3,605	10,260
Deferred tax provision, net	1,364	1,383	3,249	1,628
Tax benefits from exercise of stock options in excess of expense	—	(1,513)	—	(1,520)

Changes in operating assets and liabilities:
Accounts receivable	(394)	419	(1,853)	(1,702)
Income tax refund receivable	236	(20)	224	2,075
Prepaid programming costs	76	(514)	(475)	(809)
Other current assets	60	146	(158)	(340)
Deposits and other assets	4	(68)	(205)	(318)
Accounts payable and accrued expenses	448	(214)	1,917	1,344
Deferred revenue	(195)	39	(56)	(349)
Customer deposits	—	2	(14)	(39)
Accrued severance payments	(15)	151	(254)	(106)
Deferred obligations	24	31	(50)	46

Net cash provided by operating activities	3,777	1,074	12,244	11,664

Investing activities:
Purchases of property, plant and equipment	(213)	(316)	(857)	(1,259)
Purchase of intangibles	(97)	—	(97)	—
Proceeds from sale of equipment	59	8	74	12
Proceeds from sale of discontinued operations	—	—	—	3,589
Purchases of available-for-sale and auction-rate securities	—	(26,944)	(27,181)	(130,945)
Proceeds from sale of available-for-sale and auction-rate securities	400	25,949	66,352	126,760

Net cash provided by (used in) investing activities	149	(1,303)	38,291	(1,843)

Financing activities:
Proceeds from exercise of stock options	—	591	11	1,195
Purchase and retirement of stock related to stock repurchase program	(826)	—	(15,000)	—
Purchase of treasury stock	(160)	(515)	(549)	(823)
Tax benefits from exercise of stock options in excess of expense	—	1,513	—	1,520

Net cash provided by (used in) financing activities	(986)	1,589	(15,538)	1,892

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cash flows from discontinued operations:
Net cash used in operating activities of discontinued operations	—	(36)	—	(618)
Net cash provided by (used in) investing activities of discontinued operations	—	8	—	(61)

Net cash used in discontinued operations	—	(28)	—	(679)

Net increase in cash and cash equivalents	2,940	1,332	34,997	11,034
Cash and cash equivalents, beginning of period	57,317	23,928	25,260	14,226

Cash and cash equivalents, end of period	$60,257	$25,260	$60,257	$25,260

Supplemental disclosure of cash flow information:
Income taxes paid	$501	$250	$514	$349

Supplemental disclosures of non-cash investing and financing activities:
Effect of net increase (decrease) in fair value of available-for-sale securities, net of deferred taxes	$21	$(58)	$(268)	$(107)

Property, plant and equipment costs incurred but not paid	$17	$171	$17	$171
				~~~~~~~ ~~~~~~~~~ ~~~~~~~~~
Retirement of treasury stock	$160	$515	$549	$823

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
(unaudited, in thousands)
The following table sets forth the reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income (loss)	$488	$(1,579)	$2,372	$(1,878)

Add/Subtract:
Interest and other income, net	121	883	1,521	3,280
Income tax provision	2,101	1,398	3,988	1,718
Depreciation and amortization	543	672	2,447	2,665

EBITDA	3,011	(392)	7,286	(775)

Adjusted for:
Income from discontinued operations, net of tax	—	(28)	—	1

EBITDA as adjusted for discontinued operations, net of tax	3,011	(364)	7,286	(776)

Adjusted for:

Share-based compensation expense	901	1,868	3,605	10,260

EBITDA as adjusted for discontinued operations, net of tax and share based compensation expense	$3,912	$1,504	$10,891	$9,484

Summary of Cost of Services
Share based compensation expense	$110	$138	$440	$263
Cost of Services	3,566	3,144	14,709	12,989

Total Cost of Services	$3,676	$3,282	$15,149	$13,252

Summary of Selling, general and administrative
Share based compensation expense	$791	$1,730	$3,165	$9,997
Selling, general and administrative	6,172	6,010	25,140	19,268

Total Selling, general and administrative	$6,963	$7,740	$28,305	$29,265